UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 15, 2008
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri (Address of principal executive offices)	63101-1826 (Zip Code)
Registrant’s telephone number, including area code (314) 342-3400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 15, 2008, the Board of Directors of Peabody Energy Corporation (the “Company”) approved amendments to the Company’s Amended and Restated By-Laws (as amended, the “By-Laws”), which changes are effective immediately. The principal changes to the By-Laws resulting from the amendments are as follows:
     Section 1.2 of the By-Laws has been amended to (i) explicitly provide that the By-Laws are the exclusive means for a stockholder to submit nominations or other business, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements), (ii) expand the required disclosure regarding the stockholders making such nominations or proposals to include, among other things, all ownership interests, hedges, economic incentives (including synthetic or temporary stock ownership) and rights to vote any shares of any security of the Company, and (iii) expand the required disclosure with respect to nominees for director by requiring a stockholder nominating a person for election to include in the advance notice certain information with respect to the nominee (including information regarding compensation arrangements between the stockholder and his affiliates, on the one hand and the nominee, on the other hand), as well as the questionnaire, representation and agreement required by new Section 1.8 of the By-Laws.
     Sections 1.2 and 1.3 of the By-Laws have also been amended to provide that no adjournment or postponement of an annual or special meeting, respectively, or the announcement thereof, will commence a new time period for the giving of a stockholder’s notice as required by the By-Laws.
     Section 1.4 of the By-Laws has been amended to expressly empower the Board of Directors to postpone previously called meetings of stockholders or to cancel special meetings of stockholders, and Section 1.5 of the By-Laws has been amended to provide that the chairman of a meeting of stockholders or a majority of the outstanding capital stock represented at a meeting may adjourn the meeting, whether or not there is a quorum, and that no notice of the time and place of adjourned meetings need be given except as required by law.
     Section 1.6 of the By-Laws has been amended to specify that the determination of whether an election is contested will be made by the Secretary (which will be determinative as to timeliness of a notice of nomination but not otherwise as to its validity), and that once an election is determined to be contested, directors will be elected by a plurality of the votes cast, unless notices of nomination have been withdrawn prior to the Company’s mailing of its initial proxy statement in connection with the election such that the number of candidates for election no longer exceeds the number of directors to be elected.
     A new Section 1.8 has been added to the By-Laws to require that a nominee for election or reelection as a director submit a signed questionnaire with respect to his or her background and qualifications, as well as a representation and agreement that the nominee is not a party to any undisclosed voting commitment, any voting commitment that that could interfere with such person’s fiduciary duties under applicable law, or any arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation or indemnification in connection with service as a director, and that the nominee, if elected, will comply with all applicable publicly disclosed corporate governance and other policies and guidelines of the Company.
     A new Section 1.9 has been added to the By-Laws to provide for the appointment of one or more inspectors of election in connection with meetings of stockholders, to prescribe the duties of the inspectors, and to provide that the chairman of the meeting will open and close the polls for each matter upon which stockholders will vote.
     In addition, Section 1.3 of the By-Laws with respect to special meetings of stockholders and Article IV of the By-Laws with respect to indemnification were amended to conform to the special meeting and indemnification provisions, respectively, of the Company’s Third Amended and Restated Certificate of Incorporation.
     The preceding description is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, as amended, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-Laws of Peabody Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
September 16, 2008	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-Laws of Peabody Energy Corporation.

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